EXHIBIT 23.5


                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration
Statement of Time Warner Inc. on Form S-8 dated May 22, 1996 of our report dated April 20, 1995, with respect to the consolidated financial statements of KBLCOM Incorporated appearing in the Form 8-K of Time Warner Inc. dated May 15, 1996, and to the reference to us under the heading "Experts and Counsel" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP

Houston, Texas
May 21, 1996